As filed with the Securities and Exchange Commission on April 1, 2021

Registration No. 333-138875

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HMS Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-3656261 (IRS Employer Identification No.)

5615 High Point Drive

Irving, Texas 75038

(214) 453-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William C. Lucia

President and Chief Executive Officer

5615 High Point Drive

Irving, Texas 75038

(214) 453-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not Applicable

This post-effective amendment deregisters those securities that remain unsold as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (No. 333-138875), filed by HMS Holdings Corp., a Delaware corporation (“HMS”), with the Securities and Exchange Commission (the “SEC”) on November 21, 2006, as amended by Amendment No. 1 on Form S-3/A filed with the SEC on January 23, 2007, which registered the resale of up to 1,749,800 shares of HMS common stock, $0.01 par value per share, by the selling stockholders named in the prospectus therein (the “Registration Statement”).

On April 1, 2021, pursuant to the Agreement and Plan of Merger, dated as of December 20, 2020, by and among HMS, Gainwell Acquisition Corp., a Delaware corporation (“Parent”), Mustang MergerCo Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Gainwell Intermediate Holding Corp., a Delaware corporation, Merger Sub merged with and into HMS (the “Merger”), with HMS continuing as the surviving corporation and a wholly owned subsidiary of Parent.

In connection with the Merger, HMS has terminated all offerings of HMS’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statement. In accordance with the undertaking made by HMS in the Registration Statement, HMS hereby terminates the effectiveness of the Registration Statement and removes from registration any and all securities of HMS registered for sale under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment. The Registration Statement is hereby amended to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on April 1, 2021.

HMS HOLDINGS CORP.

By:	/s/ Jeffrey S. Sherman
	Name:	Jeffrey S. Sherman
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 under the Securities Act of 1933, as amended.